                                                                  EXHIBIT (a)(3)

 REDBACK NETWORKS INC. VOLUNTARY STOCK OPTION REPLACEMENT PROGRAM ELECTION FORM
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Employee Name:        Employee ID Number:         Country:          Page 1 of 2
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I have received (i) the Offer to Replace; (ii) this Election Form and (iii) the
Notice to Withdraw from the Offer (together, as they may be amended from time to time, the "Offer"), offering to eligible employees who hold outstanding eligible stock options that have an exercise price of more than $6.50 USD per share and that were granted before August 1, 2001 the opportunity to replace these outstanding stock options (the "Old Options") for new nonstatutory stock options (the "New Options") to be issued under Redback's 1999 Stock Incentive Plan, as amended (the "1999 Plan"). I understand that all of the terms and conditions detailed in the Offer apply and I agree to be bound by them.

I understand that, subject to Redback's rights to extend, terminate and amend the Offer, this Offer will expire at 9:00 p.m. Pacific Time on October 12, 2001,
                           ------
unless it is extended. Redback will cancel Old Options properly tendered and accepted for cancellation and any other options required to be cancelled and will grant the New Options on the first business day following the expiration of the Offer, expected to be October 15, 2001 (the "Cancellation Date"). I understand that my participation in the stock option replacement program is completely voluntary. I also understand that once my options are cancelled on the Cancellation Date, I will lose all rights to them.

Please read this Election Form carefully and the instructions attached to this Election Form. If you elect to participate in the Offer, please check each of the boxes corresponding to your election below, sign and date the signature page of this form. Your fully executed and completed Election Form must be faxed to Stock Administration at Redback Networks Inc. at fax number (408) 571-5175 or hand delivered to Stock Administration at Redback Networks Inc., 250 Holger Way, San Jose, CA 95134 USA. ELECTION FORMS MUST BE RECEIVED NO LATER THAN 9:00 PM PACIFIC TIME ON OCTOBER 12, 2001.

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I hereby elect to tender for replacement each of the outstanding Old Options that I have marked on page two (2) of this Election Form in addition to any
                      ------------
options that I am required to tender pursuant to the terms of the Offer and as described later in this paragraph. I understand that all options that were granted on the same date as the options that I am electing to cancel must be tendered or not tendered together. I further understand that if I tender any option grant for replacement, I also will be required to tender all option grants that I received since April 15, 2001, even if those option grants have an exercise price equal to or less than $6.50 USD per share. However, I will not be required, nor may I elect, to tender any of the following: (i) options granted through the Salary for Stock Options Exchange Program; and (ii) any options granted on or after August 1, 2001. In exchange for cancellation of the Old Option(s) and any other options required to be cancelled, I understand that I will be granted New Options subject to the terms and conditions of this Offer, including but not limited to the following key terms:

o    New Option(s) will be Nonstatutory Stock Option(s) granted under the 1999
     Plan.

o If I am an eligible non-executive officer employee subject solely to the tax laws of the United States or a non-U.S. jurisdiction covered by the Offer (except Singapore and Canada), the exercise price of the New Options will equal the lesser of $4.17 USD per share or the closing price per share
                    ------
     of Redback common stock on the date the New Options are granted.

o If I am an eligible non-executive officer employee subject to the tax laws of either Singapore or Canada, the exercise price of the New Options will be equal to the closing price per share of Redback common stock on the date the New Option(s) are granted.

o If I am an executive officer, the exercise price of the New Options will be $4.17 USD per share.

o The vesting schedule of the New Option will mirror the vesting schedule of the Old Option which it replaces; however, the vesting commencement date for all New Options will be August 8, 2001. The maximum term of the New
                                 --------------
     Option(s) will be five (5) years from the date of grant of the New
     Option(s).

o The number of shares of common stock subject to the New Option(s) will be determined by applying the following replacement ratios, which are based on the exercise price of the Old Options tendered, subject to any adjustments for stock splits, stock dividends and similar events (and rounding down to the nearest whole share):

Exercise Price per Share of Old Option         # Shares Subject to Old Option         # Shares Subject to New
--------------------------------------         ------------------------------        --------------------------
        $40.00 USD or less                                    1                                  1
        $40.01 USD - $80.00 USD                               5                                  1
        Above $80.00 USD                                     10                                  1

o If I am a tax resident of the United Kingdom, my New Option will be subject to my execution of a joint election between Redback and me.

o Participation in the Offer will not be construed as a right to my continued employment with Redback or any of its subsidiaries for any period and my employment with Redback or any of its subsidiaries can be terminated at any time by me or Redback (or one of Redback's subsidiaries, as applicable), with or without cause or notice, subject to local law.

o I understand that there is a possibility that the exercise price of my New Options could be higher that the exercise price of my Old Options (including any other options required to be tendered) resulting in a loss of some or all of the stock option benefit.

o I acknowledge that Redback has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

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Employee Name:        Employee ID Number:         Country:          Page 2 of 2
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Please indicate which Old Options, if any, you elect to cancel in exchange for the New Options:

------------------------------------------------------------------------------------------------------------------------------------
                                OLD OPTIONS                                                          NEW OPTIONS
------------------------------------------------------------------------------------------------------------------------------------
              Old          No.         Old                                     Old                                           New
  Your       Grant    Unexercised   Exercise      Old Vest     Old Vest     Expiration     New # of           New Vest   Expiration
  Vote       Date        Shares    Price/Share   Start Date    Schedule        Date         Shares     NSO   Start Date     Date
--------- ---------- ------------- ------------ ------------ ------------- ------------- ------------ ----- ------------ -----------
                                                                                                       NSO   08/08/2001   10/15/2006
--------- ---------- ------------- ------------ ------------ ------------- ------------- ------------ ----- ------------ -----------
                                                                                                       NSO   08/08/2001   10/15/2006
--------- ---------- ------------- ------------ ------------ ------------- ------------- ------------ ----- ------------ -----------
                                                                                                       NSO   08/08/2001   10/15/2006
--------- ---------- ------------- ------------ ------------ ------------- ------------- ------------ ----- ------------ -----------
                                                                                                       NSO   08/08/2001   10/15/2006
--------- ---------- ------------- ------------ ------------ ------------- ------------- ------------ ----- ------------ -----------
                                                                                                       NSO   08/08/2001   10/15/2006
--------- ---------- ------------- ------------ ------------ ------------- ------------- ------------ ----- ------------ -----------
                                                                                                       NSO   08/08/2001   10/15/2006
--------- ---------- ------------- ------------ ------------ ------------- ------------- ------------ ----- ------------ -----------
                                                                                                       NSO   08/08/2001   10/15/2006
--------- ---------- ------------- ------------ ------------ ------------- ------------- ------------ ----- ------------ -----------
                                                                                                       NSO   08/08/2001   10/15/2006
--------- ---------- ------------- ------------ ------------ ------------- ------------- ------------ ----- ------------ -----------
                                                                                                       NSO   08/08/2001   10/15/2006
--------- ---------- ------------- ------------ ------------ ------------- ------------- ------------ ----- ------------ -----------

====================================================================================================================================

I understand that I may revoke my election by either (1) submitting a Notice to Withdraw from the Offer to revoke the tender of all my tendered Old Options or
(2) submitting a new Election Form (that will replace and supercede any Election Forms submitted as of a prior date) at any time before 9:00 p.m. Pacific Time on October 12, 2001. Subject to the terms and conditions of the Offer, I understand that Redback reserves the right to reject any or all tenders of options.

I agree to all the terms detailed in the Offer. I understand that all of the options tendered pursuant to this Election Form will be irrevocably cancelled on October 15, 2001. All authority in this Election Form will survive my death or incapacity, and all of my obligations in this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

Subject to the above understandings and acknowledgments, I would like to participate in the Offer as indicated in this two page Election Form. I have followed the instructions attached to this Election Form.


________________________       ______________________     ______________________
Employee Signature             E-mail Address             Date and Time


    IF YOU ELECT TO PARTICIPATE IN THE OFFER TO REPLACE, YOU MUST RETURN THIS ELECTION FORM TO STOCK ADMINISTRATION AT REDBACK NETWORKS INC. NO LATER THAN
   9:00 P.M. PACIFIC TIME ON OCTOBER 12, 2001 VIA FACSIMILE AT (408) 571-5175
       OR VIA HAND DELIVERY TO REDBACK NETWORKS INC., AT 250 HOLGER WAY,
       --
                             SAN JOSE, CA 95134 USA

                              REDBACK NETWORKS INC.
                          INSTRUCTIONS TO ELECTION FORM
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Election Form.

     A properly completed and executed original of this Election Form (or a faxed copy of it), and any other documents required by this Election Form, must be received by Stock Administration at Redback Networks Inc., Attention Cindi Fisse, either via fax (fax: 408-571-5175) or hand delivery to Redback Networks Inc. at 250 Holger Way, San Jose, CA 95134 on or before 9:00 p.m. Pacific Time on October 12, 2001 (the "Offer Expiration Date"), unless the Offer is extended by us.

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Redback. You may hand deliver your Election Form to Stock Administration at Redback Networks Inc., Attention Cindi Fisse, or you may fax it to Stock Administration (fax: 408-571-5175). In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your Election form via e-mail within two (2) business days. If you have not received such a confirmation of receipt, it is your responsibility to ensure that your Election Form has been received by Stock Administration.

     2. Withdrawals of Tendered Options.

     You may withdraw your tendered options at any time before the Offer Expiration Date. If Redback extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although Redback currently intends to accept your validly tendered options promptly after the expiration of the Offer, if we do not accept your tendered options before 9:00 p.m. Pacific Time on November 1, 2001, you may withdraw your tendered options at any time after November 1, 2001.

     To withdraw tendered options you must hand deliver or fax to Stock Administration at Redback Networks Inc. at 250 Holger Way, San Jose, CA 95134 (fax: 408-571-5175) a signed and dated Notice to Withdraw from the Offer with the required information to Redback while you still have the right to withdraw the tendered options. You may not rescind a withdrawal and you will be deemed not to have tendered any Old Options you have withdrawn unless you properly re-tender them before the Offer Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Forms will be disregarded and will be considered replaced in full by the new Election Form.

     Tenders of options made through the offer may be changed at any time before the Offer Expiration Date. If Redback extends the Offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

     Redback will not accept any alternative, conditional or contingent tenders. Although we intend to send you a confirmation of receipt of this Election Form, all tendering option holders, by signing this Election Form (or a faxed copy of
it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Replace. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your options have been cancelled. Your options that are
         ---
accepted for replacement will be cancelled on or about October 15, 2001, which is the first business day following the expiration of the Offer.

     3. Inadequate Space.

     If the space provided in this Election Form is inadequate, the information requested by the table on the Election Form regarding the options to be tendered should be provided on a separate schedule attached to the Election Form. Confirm that your name, employee identification number and country information on the top of the Election Form are correct. Sign your name and print your e-mail address, the date and time you signed the Election Form underneath the schedule. The schedule must be delivered to Stock Administration with the Election Form, and will thereby be considered part of the Election Form.

     4. Tenders.

     If you intend to tender options through the Offer, you must complete the table on this Election Form and check the box in the far left column of each option that you intend to tender, along with any other requested information. Subject to the terms and conditions of the Offer, Redback reserves the right to reject any or all tenders of options.

     Redback will not accept partial tenders of options. Accordingly, you must tender all or none of the unexercised shares subject to the options you decide to tender. Also, if you tender any option grant for replacement, you will be required to also tender all option grants that you received during the six (6) month period prior to the Cancellation Date, i.e., since April 15, 2001, even if those option grants have an exercise price equal to or less than six dollars and fifty cents ($6.50 USD) per share. However, you will not be required, nor may you elect, to tender any of the following: (i) options granted through the Salary for Stock Options Exchange Program; and (ii) any options granted on or after August 1, 2001.

     5. Signatures on This Election Form.

     If this Election Form is signed by the holder of the Old Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

     If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Redback of the authority of that person so to act must be submitted with this Election Form.

     6. Requests for Assistance or Additional Copies.

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Replace or this Election Form may be directed to Cindi Fisse (telephone: 408-571-5026) or Kim Gonsalves (telephone:
408-571-5113) in Stock Administration at Redback Networks Inc., located at 250

Holger Way, San Jose, CA 95134 USA, or via e-mail at stock@redback.com.
                                                     -----------------
Copies will be furnished promptly at Redback's expense.

     7. Irregularities.

     All questions as to the number of option shares subject to options to be accepted for replacement, and the validity, form, eligibility (including time of receipt) and acceptance for replacement of any tender of options will be determined by Redback in its discretion. Redback's determinations shall be final and binding on all parties. Redback reserves the right to reject any or all tenders of options Redback determines not to be in proper form or the acceptance of which may, in the opinion of Redback's counsel, be unlawful. Redback also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Redback's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Redback shall determine. Neither Redback nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     8.Additional Documents to Read.

     You should be sure to read the Offer to Replace and all documents referenced in the Offer to Replace before deciding to participate in the Offer.

     9. Important Tax Information.

     You should refer to Sections 14 through 26 of the Offer to Replace, which contain important tax information.

     10. Joint Election Form for Tax Residents of the United Kingdom.

     By participating in the Offer, you agree to enter into a joint election (once the form of election is approved by the Inland Revenue) which will provide that you will pay the employer's portion of the National Insurance Contribution liability arising on the exercise of any New Options granted to you. If you do not enter into a joint election once the form of election is approved by Inland Revenue, your New Option shall become null and void without any liability to Redback, or any of our subsidiaries or affiliates, and may not be exercised.

     11. Miscellaneous.

     A. Data Privacy. By accepting the Offer, you hereby explicitly and
        ------------
unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Redback Networks Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

     You understand that Redback Networks Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Redback, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing Stock Administration at Redback Networks Inc., Attention Cindi Fisse (telephone: 408-571-5026) or Kim Gonsalves (telephone:
408-571-5113), at Redback Networks Inc., 250 Holger Way, San Jose, CA 95134 USA, or via e-mail at stock@redback.com. You understand that withdrawal of consent
                 -----------------
may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

     B. Acknowledgement and Waiver. By accepting this Offer, you acknowledge
        --------------------------
that: (i) your acceptance of the Offer is completely voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with Redback or any of our subsidiaries or affiliates, as the case may be, and shall not interfere with the ability of Redback or any of our subsidiaries or affiliates to terminate your employment relationship at any time with or without cause, subject to the terms of your employment agreement, if any, or the applicable laws of a non-U.S. jurisdiction; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

     Important: The Election Form (or a faxed copy of it) together with all other required documents must be received by Redback on or before the Offer Expiration Date.